EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into Metals USA, Inc.'s previously filed registration statement on Form S-8 (File No. 333-32363).

ARTHUR ANDERSEN LLP


Houston, Texas
March 29, 2000